Exhibit 8(b)

                          MASTER SUBCUSTODIAN AGREEMENT

            AGREEMENT dated as of July 16, 1981, between Brown Brothers Harriman & Co., a limited partnership organized under the laws of the State of New York (the "Custodian"), and Citibank, N.A., New York (the "Subcustodian").

                                   WITNESSETH:

            WHEREAS, the Custodian has entered into certain custodian agreements and may in the future enter into additional custodian agreements whereby cash and securities will be held outside the United States;

            WHEREAS, the Custodian desires to utilize sub-custodians for the purpose of holding cash and securities outside the United States, and

            WHEREAS, the Subcustodian is willing to enter into an agreement whereby it may, from time to time, be appointed as subcustodian for the Custodian's customers (each such customer shall hereinafter be referred to as a "Customer");

            NOW, THEREFORE, the Custodian and Subcustodian hereby agree as follows:

            I. Upon the terms and conditions set forth in this Agreement and subject in each case to acceptance by
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the Subcustodian, the Subcustodian may, at any time and from time to time, be appointed as subcustodian for a Customer by delivery to the Subcustodian of a letter substantially in the form of Exhibit A hereto.

            II. The Custodian may from time to time deposit securities or cash with the Subcustodian. The Subcustodian shall not be responsible for any property of the Customer not delivered to the Subcustodian.

            III. The Subcustodian shall hold and dispose of the securities hereafter held by or deposited with the Subcustodian as follows:

            A. The Subcustodian shall hold in a separate account, and physically segregated at all times from those of any other persons, firms or corporations, pursuant to the provisions hereof, all securities received by it for the account of the Custodian as custodian for the Customer. All such securities are to be held or disposed of by the Subcustodian for, and subject at all times to the instructions of, the Custodian pursuant to the terms of this Agreement.

            B. Upon receipt of instructions from the Custodian, the Subcustodian shall release or deliver securities owned by the Customer only for


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      the following purposes:

                  (1) upon sale of securities for the account of the Customer against receipt of payment therefor by cash, certified or cashier's check, or bank credit;

                  (2) to the issuer thereof or its agent when securities are called, redeemed, retired or otherwise become payable, provided that the cash is to be delivered to the Subcustodian;

                  (3) for exchange for a different number of bonds or
            certificates representing the same aggregate face amount or number of units, for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Subcustodian;

                  (4) in the case of warrants, rights or similar securities, the surrender thereof in


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            the exercise of such warrants, rights or similar securities;
            provided that the surrender of interim receipts or temporary securities for definitive securities may be made at any time; provided that, in any such case, the securities are to be delivered to the Subcustodian;

                  (5) in the case of tender offers or similar offers to purchase received in writing, the delivery of securities to the designated depository or other receiving agent. The Subcustodian shall have full responsibility for transmitting to the Custodian any such offers received by it. Thereafter, the Custodian, if it desires to respond to such offer, shall have full responsibility for providing the Subcustodian with all necessary instructions in timely enough fashion for the Subcustodian to act thereon prior to any expiration time for such offer;

                  (6) upon receipt from the Custodian of instructions directing disposition of securities in a manner other than or for purposes other than the manners and purposes enumerated in the foregoing five items; provided, however,


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            that disposition pursuant to this item (6) shall be made by the
            Subcustodian only upon receipt of instructions from the Custodian specifying the amount of such securities to be delivered, the purpose for which the delivery is to be made, and the name of the person or persons to whom such delivery is to be made.

            IV. The Subcustodian shall hold and dispose of cash hereafter held by or deposited with the Subcustodian as follows:

            A. The Subcustodian shall open and maintain with the Citibank, N.A. a separate account or accounts in the name of the Custodian as custodian for the Customer, subject only to draft or order by the Subcustodian acting pursuant to the terms of this Agreement. The Subcustodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it for the account of the Custodian as Custodian for the Customer.

            B. Upon receipt of instructions from the Custodian, the Subcustodian shall make payments


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      of cash for the account of the Customer from such cash only for the following purposes:

                  (1) upon the purchase of securities for the account of the Customer but only against the delivery of such securities to the Subcustodian;

                  (2) in connection with the subscription, conversion, exchange, tender or surrender of securities owned by the Customer as set forth in Paragraph IIIB hereof; and

                  (3) for deposit with the Custodian or with such other banking institutions as may from time to time be approved by the Customer.

            V. All instructions shall be in writing executed by the Custodian, and the Subcustodian shall not be required to act on instructions otherwise communicated; provided, however, that the Subcustodian may in its discretion act on the basis of instructions received via telecommunications facilities if the Subcustodian reasonably believes such instructions to have been dispatched by the Custodian. The Subcustodian may require that instructions received via telecommunications facilities be authenticated. The Subcustodian shall be protected in acting upon any instructions, notice, request, con-


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sent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed. The Subcustodian may receive and accept a certificate signed by a partner of the Custodian as conclusive evidence of the authority of any person to act on behalf of the Custodian, and such certificate may be considered as in full force and effect until receipt by the Subcustodian of written notice to the contrary.

            VI. Unless and until the Subcustodian receives instructions from the Custodian to the contrary, the Subcustodian shall:

            A. Present for payment all coupons and other income items held by it for the account of the custodian as custodian for the Customer which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Custodian as custodian for the Customer;

            B. Collect interest and cash dividends received, with notice to the Custodian, for the account of the Custodian as custodian for the Customer;

            C. Hold for the account of the Custodian as custodian for the Customer hereunder all stock dividends, rights and similar securities issued with


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      respect to any securities held by it hereunder.

            VII. The Subcustodian shall execute on behalf of the Custodian, in the Customer's name, any declarations, affidavits, or certificates of ownership which may be necessary or useful from time to time for the Subcustodian to perform any or several of its obligations arising under the provisions of this Agreement.

            VIII. If the Subcustodian shall receive any notices or reports in respect of securities held by it hereunder, it shall promptly upon receipt thereof transmit to the Custodian by airmail, telecommunications facilities, or comparable means any such notices or reports.

            IX. The Subcustodian may, from time to time, appoint other offices of Citibank, N.A. (located outside the United States) and such other persons as are approved in advance by the Custodian and the Customer ("Additional Subcustodians") for purposes of acquiring, holding or disposing of securities. The Subcustodian shall be fully liable to the Custodian for the acts or omissions of such Additional Subcustodians to the same extent as if the acts or omissions of the Additional Subcustodians were the acts or omissions of the Subcustodian. Upon receipt


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of instructions from the Custodian, the Subcustodian shall terminate any
Additional Subcustodians appointed pursuant to the provisions of this paragraph in the manner provided in the applicable agreement.

            The Subcustodian shall transmit to Additional Subcustodians any instructions received from the Custodian concerning the acquisition, custody or disposition of securities by Additional Subcustodians and shall transmit to the Custodian any notices or reports received from Additional Subcustodians in respect of securities held by such Additional Subcustodians.

            X. The Subcustodian may, from time to time, appoint (and may at any time remove) any bank or trust company as its agent for purposes of acquiring or disposing of securities or carrying out such provisions of this Agreement as the Subcustodian may, from time to time, direct; provided that the Subcustodian shall be fully liable to the Custodian for the acts or omissions of such agents to the same extent as if the acts or omissions of the agents were the acts or omissions of the Subcustodian.


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            XI. On each day on which there is a cash or securities transaction over the account of the Custodian as custodian for the Customer, the Subcustodian shall dispatch to the Custodian (and to the Customer if requested) separate cash and securities advices. The Subcustodian shall furnish the Custodian at the end of every month with a statement of the cash and securities held by the Subcustodian and any Additional Subcustodians and a summary of all transactions effected over the account. Such statements and summaries shall be sent by air mail, telecommunications facilities or comparable means to the Custodian within 15 days after the end of each month. Upon request of the Custodian, additional statements will be furnished at the expense of the Custodian.

            XII. As compensation for the services rendered pursuant to this Agreement, the Custodian shall pay the Subcustodian a fee computed in accordance with the schedule attached hereto as Exhibit B, as such schedule may be amended from time to time by written agreement between the Custodian and the Subcustodian. The Custodian shall reimburse the Subcustodian for any reasonable out-of-pocket expenses incurred by the Subcustodian in connection with its obligations hereunder (including the fees and reasonable


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out-of-pocket expenses of Additional Subcustodians and Agents).

            XIII. Upon request, the Custodian shall deliver, or shall request the Customer to deliver, to the Subcustodian, such proxies, powers-of-attorney or other instruments as may be necessary or desirable in connection with the performance by the Subcustodian of its obligations under this Agreement.

            XIV. So long as and to the extent that it is in the exercise of reasonable care, the Subcustodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement. The Subcustodian shall not be liable for any action taken or omitted in good faith upon any notice, request, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Subcustodian shall be obligated to exercise reasonable care and diligence in carrying out the provisions of this Agreement; provided that the Subcustodian shall not thereby be required to take any action which is in contravention of any applicable law. Notwithstanding the foregoing, the Subcustodian shall not be liable


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for (a) any violation by the Customer of any limitation applicable to its powers to make expenditures, to invest in or pledge securities or to borrow which does not involve action by the Subcustodian, and (b) any violation by the Customer of any limitation applicable to its power to make investments, to invest in or pledge securities or to borrow which involves action by the Subcustodian, provided that such action was authorized in accordance with Paragraphs III, IV or V hereof. The Subcustodian shall be entitled to and may act upon advice of counsel (who may be counsel for the Customer) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

            XV. This Agreement may be terminated at any time by the Custodian or the Subcustodian by giving written notice to the other party at least thirty
(30) days prior to the date on which such termination is to become effective. Such termination shall, inter alia, constitute a revocation of the Subcustodian's authority to act on behalf of all Customers (including all authority granted to the Subcustodian under any power-of-attorney executed in connection with this Agreement). In the event of termination, the Subcustodian will deliver any securities held


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by it or any additiona1 Subcustodians to the Custodian or to such successor subcustodian as the Custodian shall instruct in a manner to be mutually agreed upon by the parties hereto or in the failure of such agreement in a reasonable manner. Further in the event of termination, the Subcustodian shall be entitled to receive prior to the delivery of the securities held by it or any Additional Subcustodians all accrued fees and unreimbursed expenses the payment of which is contemplated by Paragraph XII hereof upon receipt by the Custodian of a final statement setting forth such fees and expenses.

            XVI. Except as the parties shall from time to time otherwise agree, all instructions, notices, reports and other communications contemplated by this Agreement shall be dispatched as follows:

      If to the Custodian      Brown Brothers Harriman & Co.
                               40 Water Street
                               Boston, Massachusetts 02109
                               Attention: Manager-Securities Dept.
                               Telex No.: 940709

      If to the Subcustodian:  Citibank, N.A.
                               Global Custody Department
                               Citicorp Center, 24th Floor
                               153 East 53rd Street
                               New York, New York 10043


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            XVII. This Agreement constitutes the entire understanding and agreement of the parties hereto, and neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated except by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

            XVIII. This Agreement shall be binding upon and shall inure to the benefit of the Custodian and the Subcustodian and their successors and assignees provided that neither the Custodian nor the Subcustodian may assign this Agreement or any of the rights or obligations hereunder without the prior written consent of the other party.

            XIX. This Agreement shall be construed in accordance with and governed by the laws of the State of New York. The parties hereto agree that notwithstanding any provisions or provisions of this Agreement of apparent contrary effect, the Subcustodian shall have no obligation to take any action which is contrary to any or several provisions of the laws, orders or regulations of the country in which the Subcustodian is serving. The Subcustodian shall not be liable for any expense or damage to the Custodian or the Customer that may result from violation of any or several of the foregoing laws, orders


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and regulations, except as such expense or damage is caused by the wilful misconduct or negligence of the Subcustodian.

            XX. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                             BROWN BROTHERS HARRIMAN & CO.
                                                   (the "Custodian")


                                             per pro /s/ [Illegible]
                                                     --------------------------

                                             CITIBANK, N.A., NEW  YORK
                                             (the "Subcustodian")


                                             By /s/ P.A. Humbert
                                                -------------------------------
                                                P.A. HUMBERT
                                                Vice President


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